Exhibit 99.2

Date: [•], 2017

To:	Education Realty Trust, Inc.

999 South Shady Grove Road, Suite 600

Memphis, Tennessee 38120

Attention: Edwin B. Brewer, Jr.

Facsimile: (901) 259-2594

From:	Bank of America, N.A. c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Bank of America Tower at One Bryant Park

New York, NY 10036

Attn: Gary Rosenblum

Telephone: (646) 855-3684

Facsimile: (646) 834-9809

E-mail: gary.rosenblum@bankofamerica.com

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Bank of America, N.A. (“BofA”) and Education Realty Trust, Inc. (the “Counterparty”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA 2002 Master Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1.          This Confirmation and the pricing supplement delivered hereunder evidence a complete and binding agreement between BofA and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation, together with any other Confirmations for registered forward transactions entered into between BofA and Counterparty (each, an “Additional Confirmation”), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if BofA and Counterparty had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation). In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that, other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”), no Transaction shall be governed by the Agreement. For purposes of the Equity Definitions, this Transaction is a Share Forward Transaction.

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2.          The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	[•], 2017

Effective Date:	The first day occurring on or after the Trade Date on which Shares are sold through Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Manager”), acting as forward seller for BofA, pursuant to the Equity Distribution Agreement dated [•], 2017 among Counterparty, Education Realty Operating Partnership, LP, BofA and the Manager (the “Distribution Agreement”) have settled.

Seller:	Counterparty

Buyer:	BofA

Shares:	The common stock of Counterparty, par value $0.01 per share (Ticker Symbol: “EDR”)

Number of Shares:	The aggregate number of Shares sold through the Manager acting as forward seller for BofA pursuant to the Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date; provided, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

Hedge Completion Date:	The earliest of (i) the date specified in writing as the Hedge Completion Date by Counterparty, (ii) any Settlement Date and (iii) [•], 2017. Promptly after the Hedge Completion Date, BofA will furnish Counterparty with a pricing supplement (the “Pricing Supplement”) substantially in the form of Annex A hereto specifying the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”), the Initial Forward Price and the Final Date, all determined in accordance with the terms hereof.

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Initial Forward Price:	[•]% of the volume weighted average price at which the Shares are sold through the Manager acting as forward seller for BofA pursuant to the Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date (adjusted as the Calculation Agent determines appropriate to (i) reflect on each day during such period the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (ii) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date).

Forward Price:	(a)	On the Hedge Completion Date, the Initial Forward Price; and

	(b)	on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (i) (a) USD-Federal Funds Rate for such day minus (b) the Spread divided by (ii) 360.

USD-Federal Funds Rate:	For any day, the rate set forth for such day opposite the caption “Federal funds”, as such rate is displayed on Bloomberg Screen “OBFR01<Index><GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[•]%.

Prepayment:	Not Applicable

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Variable Obligation:	Not Applicable

Forward Price Reduction Dates:	As set forth on Schedule I

Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines, in its commercially reasonable judgment, is material”.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that BofA, based on the advice of counsel, determines makes it necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to the Transaction for BofA to refrain from or decrease any market activity in connection with the Transaction.

Settlement:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)

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Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:

(a)	designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to BofA no less than (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) 60 Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Share Settlement applies; provided that, if BofA shall fully unwind its hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than three Scheduled Trading Days prior to a Settlement Date specified above, BofA may, by written notice to Counterparty, no fewer than two Scheduled Trading Days prior thereto, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; or

(b)	designated by BofA as a Settlement Date pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;

provided that the Final Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero, and provided further that, following the occurrence of at least three consecutive Disrupted Days during an Unwind Period and while such Disrupted Days are continuing, BofA may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which BofA has determined an Unwind Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall recommence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole.

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Final Date:	[•], 2017 (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Settlement Shares:	(a)	With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by BofA pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall, in the case of a designation by Counterparty, (i) not exceed the Number of Shares at that time and (ii) be at least equal to the lesser of 100,000 and the Number of Shares at that time, in each case with the Number of Shares determined taking into account pending Settlement Shares; and

	(b)	with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time; in each case with the Number of Shares determined taking into account pending Settlement Shares.

Settlement Method Election:	Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which BofA is unable to unwind its hedge by the end of the Unwind Period (taking into account any Additional Transactions with overlapping “Unwind Periods” (as defined in the applicable Additional Confirmation)) (A) in a manner that, in the reasonable discretion of BofA, based on advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (B) in its commercially reasonable judgment, due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Paragraph 7(g) below) and (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided further that, if Physical Settlement applies under clause (ii) immediately above, BofA shall provide written notice to Counterparty at least two Scheduled Trading Days prior to the applicable Settlement Date.

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Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Counterparty delivers to BofA with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty, containing the provisions set forth in clause (i) under the heading “Additional Representations and Agreements of Counterparty” in Paragraph 7(e) below.

Physical Settlement:	If Physical Settlement is applicable, then Counterparty shall deliver to BofA through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and BofA shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Counterparty to BofA hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to BofA, then the portion of the Physical Settlement Amount payable by BofA to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

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Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, BofA will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to BofA. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	An amount determined by the Calculation Agent equal to:

(a)	(i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD 0.02, minus (B) the weighted average price (the “Unwind Purchase Price”) at which BofA purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

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(b)	the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date with respect to which BofA has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, BofA shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to BofA equal to the Net Share Settlement Shares; provided that, if BofA determines in its reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, BofA may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the third Scheduled Trading Day preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.

Failure to Deliver:	Applicable if BofA is required to deliver Shares hereunder; otherwise, Not Applicable.

Share Cap:	Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to BofA on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) two times the Initial Number of Shares, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions minus (ii) the aggregate number of Shares delivered by Counterparty to BofA hereunder prior to such Settlement Date.

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Adjustments:

Method of Adjustment:	Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clause (iii) thereof. For the avoidance of doubt, the declaration or payment of a cash dividend will not constitute a Potential Adjustment Event.

Additional Adjustment:	If, in BofA’s commercially reasonable judgment, the actual cost to BofA (or an affiliate of BofA), over any one month period, of borrowing a number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner its exposure to this Transaction exceeds a weighted average rate equal to [•] basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate BofA for the amount by which such cost exceeded a weighted average rate equal to [•] basis points per annum during such period. The Calculation Agent shall notify Counterparty prior to making any such adjustment to the Forward Price.

Extraordinary Events:

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting, or Change In Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f)(iv) below.

Non-Reliance:	Applicable

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Agreements and Acknowledgments
Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, BofA may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of BofA under this Transaction, in whole or in part, to any affiliate of BofA, whose obligations hereunder are fully and unconditionally guaranteed by BofA or BofA’s ultimate parent entity, without the consent of Counterparty.

3.	Calculation Agent:	BofA, whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which BofA is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five (5) Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a request by Counterparty, the Calculation Agent shall promptly (but in any event within three Scheduled Trading Days) provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation.

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4.	Account Details:

(a)	Account for delivery of Shares
to BofA:	To be furnished

(b)	Account for delivery of Shares
to Counterparty:	To be furnished

(c)	Account for payments to
Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

(d)	Account for payments to BofA:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

5.	Offices:

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party

The Office of BofA for the Transaction is: New York

6.	Notices: For purposes of this Confirmation:

(a)	Address for notices or communications to Counterparty:

Education Realty Trust, Inc.

999 South Shady Grove Road, Suite 600

Memphis, Tennessee 38120

Attention: Edwin B. Brewer, Jr.

Facsimile: (901) 259-2594

(b)	Address for notices or communications to BofA:

Bank of America, N.A.

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

Bank of America Tower at One Bryant Park

New York, NY 10036

Attn: Gary Rosenblum

Telephone: (646) 855-3684

Facsimile: (646) 834-9809

E-mail: gary.rosenblum@bankofamerica.com

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7.	Other Provisions:

(a)          Conditions to Effectiveness. This Transaction shall be effective if and only if Shares are sold by the Manager acting as forward seller for BofA on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Distribution Agreement. If the Distribution Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date.

(b)          Distribution Agreement Representations, Warranties and Covenants. On the Trade Date and on each date on which BofA or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of this Transaction, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Distribution Agreement. Counterparty hereby agrees to comply with its covenants contained in the Distribution Agreement as if such covenants were made in favor of BofA.

(c)          Interpretive Letter. Counterparty agrees and acknowledges that this Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by BofA for this Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Distribution Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(d)          Agreements and Acknowledgments Regarding Shares.

(i)          Counterparty agrees and acknowledges that, in respect of any Shares delivered to BofA hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

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(ii)         Counterparty agrees and acknowledges that BofA (or an affiliate of BofA) will hedge its exposure to this Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered, pledged or loaned by Counterparty to BofA (or an affiliate of BofA) in connection with this Transaction may be used by BofA (or an affiliate of BofA) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by BofA or an affiliate of BofA. Accordingly, subject to Paragraph 7(h) below, Counterparty agrees that the Shares that it delivers, pledges or loans to BofA (or an affiliate of BofA) on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii)        Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under this Transaction.

(iv)        Unless the provisions set forth below under “Private Placement Procedures” are applicable, BofA agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by BofA or an affiliate of BofA in the course of BofA’s or such affiliate’s hedging activities related to BofA’s exposure under this Transaction.

(v)         In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of this Transaction, BofA shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and any analogous purchases under any Additional Transaction.

(e)          Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:

(i)          Counterparty represents to BofA on the Trade Date and on any date that Counterparty notifies BofA that Cash Settlement or Net Share Settlement applies to this Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (C) Counterparty is not entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act. In addition to any other requirement set forth herein, Counterparty agrees not to designate, or to appropriately rescind or modify a prior designation of, any Settlement Date if it is notified by BofA that, in the reasonable determination of BofA, based on advice of counsel, such settlement or BofA’s related market activity in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.

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(ii)         It is the intent of BofA and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by BofA during any Unwind Period comply with the requirements of Rule 10b5-l(c)(l)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c). Counterparty acknowledges that (i) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by BofA (or its agent or affiliate) in connection with this Confirmation and (ii) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

(iii)        Counterparty shall, at least one day prior to the first day of any Unwind Period, notify BofA of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(iv)        During any Unwind Period, Counterparty shall (i) notify BofA prior to the opening of trading in the Shares on any day on which Counterparty makes, or reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify BofA following any such announcement that such announcement has been made, and (iii) promptly deliver to BofA following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify BofA of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

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(v)         Neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that might reasonably be expected to cause any purchases of Shares by BofA or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of this Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi)        Counterparty will not engage in any “distribution” (as defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(vii)       Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii)      Counterparty is not insolvent, nor will Counterparty be rendered insolvent as a result of this Transaction or its performance of the terms hereof.

(ix)         Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that BofA is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of this Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x)          Counterparty understands no obligations of BofA to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of BofA or any governmental agency.

(xi)         To Counterparty’s actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of BofA or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act; provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by BofA or its affiliates solely as a result of their being a financial institution or broker-dealer.

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(xii)        No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of this Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.

(xiii)       Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (iii) is entering into this Transaction for a bona fide business purpose.

(xiv)      Counterparty will, by the next succeeding Scheduled Trading Day notify BofA upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

(xv)       Ownership positions held by BofA or any of its affiliates solely in its capacity as a nominee or fiduciary do not constitute “ownership” by BofA, and BofA shall not be deemed or treated as the beneficial or constructive “owner” of such positions, in each case, for purposes of Article VII of the Second Articles of Amendment and Restatement of Counterparty, including, without limitation, Sections 7.2.1(a) and (b) thereof.

(f)          Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:

(i)          Stock Borrow Event. In the commercially reasonable judgment of BofA (A) BofA (or an affiliate of BofA) is not able to hedge in a commercially reasonable manner its exposure under this Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) BofA (or an affiliate of BofA) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under this Transaction that is greater than a rate equal to [•] basis points per annum (each, a “Stock Borrow Event”);

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(ii)         Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by BofA; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of BofA, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

(iii)        ISDA Termination. Either BofA or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(iv)        Other ISDA Events. The announcement of any event that, if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); provided further that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by BofA on the Trade Date” and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or

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(v)         Ownership Event. In the good faith judgment of BofA, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that BofA and any person whose ownership position would be aggregated with that of BofA (BofA or any such person, a “BofA Person”) under any law, rule, regulation or regulatory order or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by BofA in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a BofA Person, or would result in an adverse effect on a BofA Person, under the Applicable Provisions, as determined by BofA in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.

(g)          Termination Settlement. Upon the occurrence of any Acceleration Event, BofA shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by BofA shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by BofA shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by BofA pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which BofA has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by BofA in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to BofA, then BofA shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof.

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(h)          Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of “Agreements and Acknowledgments Regarding Shares” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or BofA otherwise determines that in its reasonable opinion any Shares to be delivered to BofA by Counterparty may not be freely returned by BofA or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by BofA.

(i)          If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to BofA; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to BofA (or any affiliate designated by BofA) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by BofA (or any such affiliate of BofA), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to BofA, due diligence rights (for BofA or any designated buyer of the Restricted Shares by BofA), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to BofA. In the case of a Private Placement Settlement, BofA shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to BofA hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by BofA and may only be saleable by BofA at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by BofA to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.

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(ii)         If Counterparty delivers any Restricted Shares in respect of this Transaction, Counterparty agrees that (A) such Shares may be transferred by and among BofA and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by BofA (or such affiliate of BofA) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by BofA or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by BofA (or such affiliate of BofA).

(i)          Indemnity. Counterparty agrees to indemnify BofA and its affiliates and their respective directors, officers, employees, agents and controlling persons (BofA and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from BofA’s gross negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of BofA contained in this Confirmation or the Agreement. The foregoing provisions shall survive any termination or completion of the Transaction.

(j)          Waiver of Trial by Jury. COUNTERPARTY AND BOFA HEREBY IRREVOCABLY WAIVE (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF BOFA OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(k)          Governing Law/Jurisdiction. This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

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(l)           Designation by BofA. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing BofA to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, BofA may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform BofA obligations in respect of the Transaction and any such designee may assume such obligations. BofA shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m)         Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, this Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that this Transaction is a contract for the issuance of Shares by the Issuer.

(n)          Disclosure. Effective from the date of commencement of discussions concerning the Transaction, each of BofA and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o)          Right to Extend. BofA may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if BofA determines, based on advice of counsel, that such extension is reasonably necessary or appropriate to enable BofA to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if BofA were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements.

(p)          Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for this Transaction and the “Number of Shares” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

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(q)          Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, BofA shall not have the right to acquire Shares hereunder and BofA shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit or (ii) BofA and each person subject to aggregation of Shares with BofA under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “BofA Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 8.0% of the then outstanding Shares (the “Threshold Number of Shares”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit or (ii) the BofA Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares. If any delivery owed to BofA hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, BofA gives notice to Counterparty that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit or (ii) the BofA Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to BofA hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, BofA shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to BofA pursuant to the immediately preceding paragraph.

(r)          Commodity Exchange Act. Each of BofA and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and this Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(s)          Bankruptcy Status. Subject to Paragraph 7(m) above, BofA acknowledges and agrees that this Confirmation is not intended to convey to BofA rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit BofA’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit BofA’s rights in respect of any transaction other than this Transaction.

(t)          No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of this Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of this Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, except that set-off solely with respect to amounts payable under this Transaction and any and all Additional Transactions governed by the Agreement shall be permissible.

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(u)	Tax Matters.

(i)	For the purpose of Section 3(f) of the Agreement:

(1)	BofA makes the following representations:

a.	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

b.	It is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(M).

(2)	Counterparty makes the following representations:

a.	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

b.	It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(A).

(ii)         Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

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(iii)        HIRE Act. To the extent that either party to the Agreement with respect to this Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction.

(iv)        Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Counterparty shall provide to BofA a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by BofA; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become invalid, obsolete or incorrect. Additionally, Counterparty shall, promptly upon request by BofA, provide such other tax forms and documents requested by BofA.

(v)         Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).

(w)          Other Forwards / Dealers. BofA acknowledges that Counterparty has entered or may enter in the future into one or more substantially identical forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with KeyBanc Capital Markets Inc. and/or Royal Bank of Canada, and/or affiliates thereof (each, an “Other Dealer” and collectively, the “Other Dealers”). BofA and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for this Transaction (the “Overlap Unwind Period”), Counterparty shall notify BofA at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and BofA shall be permitted to purchase Shares to unwind its hedge in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second or third Scheduled Trading Day of such Overlap Unwind Period, as notified to BofA by Counterparty at least one Business Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer and every third Scheduled Trading Day if there are two Other Dealers).

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(x)          Delivery of Cash. For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of this Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) hereunder or (ii) any damages that may be payable by Counterparty as a result of breach of this Confirmation.

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Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to Gary Rosenblum at Bank of America, N.A. (email gary.rosenblum@bankofamerica.com).

Yours sincerely,

BANK OF AMERICA, N.A.

By:
Name:
Title:

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Confirmed as of the date first above written:

EDUCATION REALTY TRUST, INC.

By:
Name:
Title:

28

SCHEDULE I

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD [•]
[•]	USD [•]
[•]	USD [•]
[•]	USD [•]
[•]	USD [•]
[•]	USD [•]
[•]	USD [•]

Schedule I-1

ANNEX A

PRICING SUPPLEMENT

Bank of America, N.A.

One Bryant Park

New York, NY 10036

Education Realty Trust, Inc.

999 South Shady Grove Road, Suite 600

Memphis, Tennessee 38120

[Attention: Edwin B. Brewer, Jr.

Facsimile: (901) 259-2594]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [           ], 201[   ] (the “Confirmation”) between Education Realty Trust, Inc., (“Counterparty”) and Bank of America, N.A. (“BofA”).

For all purposes under the Confirmation,

(a)           the Hedge Completion Date is [         ];

(b)          the Number of Shares shall be [         ], subject to further adjustment in accordance with the terms of the Confirmation;

(c)          the Initial Forward Price shall be USD [        ]; and

(d)          the Final Date shall be [         ].

Very truly yours,
BANK OF AMERICA, N.A.

By:
Name:
Title:

Annex A

Confirmed as of the date first above written:

EDUCATION REALTY TRUST, INC.

By:
Name:
Title: